SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2006

IMPLANT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	000-25839	04-2837126
(State or other jurisdic	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification Number)

107 AUDUBON ROAD #5, WAKEFIELD, MA 01880
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (781) 246-0700

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Item 4.01	Changes In Registrant's Certifying Accountant

On May 26, 2006, the partners of Brown & Brown, LLP (“B&B”) announced that they were joining UHY LLP (“UHY”), a New York limited liability partnership. UHY is an independent registered public accounting firm. On September 22, 2006, B&B confirmed to Implant Sciences Corporation, (the “Company”) that, as a result of the merger with UHY, B&B has resigned as the independent registered public accounting firm to audit the Company's financial statements. On September 22, 2006, the Company’s Audit Committee accepted and appointed UHY as the independent public auditors of the Company.

Management does not expect any interruption in service, change in Audit Partner nor staff assigned to the Company, as a result of this merger.

For the period since B & B’s appointment on January 3, 2006 through September 22, 2006, there were no disagreements between the Company and B&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of B&B, would have caused it to make reference to the subject matter of the disagreements in connection with its report. In addition, for the period since B & B’s appointment through September 22, 2006, we did not consult with B&B regarding any matter that was the subject of a "disagreement" with B & B, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or with regard to any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as such consultations as may have been made with former employees of B & B who are now employees of UHY.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By: /s/ Anthony J. Armini
Anthony J. Armini
President and Chief Executive Officer

Date: September 28, 2006